Exhibit 99.2

TREEHOUSE FOODS, INC.

SEGMENT REALIGNMENT—NET SALES

QUARTERLY 2016

(In millions)

	Q1	Q2	Q3	Q4	2016
			(unaudited)
Net sales to external customers—as previously reported
North American Retail Grocery	$1,019.3	$1,274.3	$1,305.9	$1,493.4	$5,092.9
Food Away From Home	112.6	124.7	157.4	152.0	546.7
Industrial and Export	138.3	152.3	123.5	131.3	545.4
Unallocated	—	(9.9)	0.1	(0.1)	(9.9)

Total net sales	$1,270.2	$1,541.4	$1,586.9	$1,776.6	$6,175.1

Net sales to external customers—as recast
Baked Goods	$219.5	$322.9	$329.4	$416.4	$1,288.2
Beverages	224.9	212.9	234.9	300.3	973.0
Condiments	295.6	340.5	322.9	299.1	1,258.1
Meals	272.4	317.0	347.9	397.9	1,335.2
Snacks	257.8	358.0	351.7	363.0	1,330.5
Unallocated	—	(9.9)	0.1	(0.1)	(9.9)

Total net sales	$1,270.2	$1,541.4	$1,586.9	$1,776.6	$6,175.1

TREEHOUSE FOODS, INC.

SEGMENT REALIGNMENT—OPERATING INCOME (LOSS)

QUARTERLY 2016

(In millions)

	Q1	Q2	Q3	Q4	2016
			(unaudited)
Operating income (loss)—as previously reported
North American Retail Grocery	$128.0	$155.7	$159.1	$213.1	$655.9
Food Away From Home	15.9	19.0	16.5	18.8	70.2
Industrial and Export	21.1	12.8	16.4	16.1	66.4

Total segment direct operating income	165.0	187.5	192.0	248.0	792.5
Unallocated operating expenses	146.0	135.9	114.4	493.0	889.3

Operating income (loss)	$19.0	$51.6	$77.6	$(245.0)	$(96.8)

Operating income (loss)—as recast
Baked Goods	$28.8	$34.8	$33.8	$65.0	$162.4
Beverages	57.7	54.1	63.8	69.1	244.7
Condiments	35.1	41.9	38.0	39.1	154.1
Meals	26.4	29.4	33.1	48.2	137.1
Snacks	9.8	19.0	18.5	18.9	66.2

Total segment direct operating income	157.8	179.2	187.2	240.3	764.5
Unallocated operating expenses	138.8	127.6	109.6	485.3	861.3

Operating income (loss)	$19.0	$51.6	$77.6	$(245.0)	$(96.8)

TREEHOUSE FOODS, INC.

SEGMENT REALIGNMENT—NET SALES

QUARTERLY 2015

(In millions)

	Q1	Q2	Q3	Q4	2015
			(unaudited)
Net sales to external customers—as previously reported
North American Retail Grocery	$592.4	$578.8	$597.8	$668.8	$2,437.8
Food Away From Home	88.3	97.8	94.6	89.6	370.3
Industrial and Export	102.4	82.6	106.2	107.1	398.3

Total net sales	$783.1	$759.2	$798.6	$865.5	$3,206.4

Net sales to external customers—as recast
Beverages	$236.0	$188.9	$213.6	$280.3	$918.8
Condiments	254.7	291.6	273.3	255.9	1,075.5
Meals	146.0	113.2	138.8	154.8	552.8
Snacks	146.4	165.5	172.9	174.5	659.3

Total net sales	$783.1	$759.2	$798.6	$865.5	$3,206.4

TREEHOUSE FOODS, INC.

SEGMENT REALIGNMENT—OPERATING INCOME

QUARTERLY 2015

(In millions)

	Q1	Q2	Q3	Q4	2015
			(unaudited)
Operating income—as previously reported
North American Retail Grocery	$77.3	$81.3	$83.9	$106.3	$348.8
Food Away From Home	12.0	14.5	12.9	12.7	52.1
Industrial and Export	21.6	14.1	16.1	20.2	72.0

Total segment direct operating income	110.9	109.9	112.9	139.2	472.9
Unallocated operating expenses	64.2	55.4	50.7	62.9	233.2

Operating income	$46.7	$54.5	$62.2	$76.3	$239.7

Operating income—as recast
Beverages	$56.6	$45.2	$52.5	$71.6	$225.9
Condiments	30.7	38.9	36.4	37.2	143.2
Meals	7.3	4.8	4.2	10.4	26.7
Snacks	11.9	17.0	17.5	17.9	64.3

Total segment direct operating income	106.5	105.9	110.6	137.1	460.1
Unallocated operating expenses	59.8	51.4	48.4	60.8	220.4

Operating income	$46.7	$54.5	$62.2	$76.3	$239.7